EXHIBIT 10.2 (i)

EIGHTH AMENDMENT TO AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
CROWN AMERICAN PROPERTIES, L.P.

(Merger Transactions)

THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CROWN AMERICAN PROPERTIES, L.P. (this "Amendment") is made and entered into as of May 13, 2003 by and among the undersigned parties.

W I T N E S S E T H:

WHEREAS, Crown American Properties, L.P. (the "Partnership") was formed as a Delaware limited partnership on July 23, 1993 pursuant to an Agreement of Limited Partnership dated July 18, 1993, with Crown American Realty Trust, a Maryland real estate investment trust (the "General Partner"), as general partner and Crown American Corporation, a Pennsylvania corporation ("CAC"), as limited partner; and

WHEREAS, the General Partner, CAC and Crown Investments Trust, a Delaware business trust ("CIT"), entered into an Amended and Restated Agreement of Limited Partnership of Crown American Properties, L.P. dated as of August 17, 1993, as amended by that certain First Amendment to Amended and Restated Agreement of Limited Partnership of Crown American Properties, L.P. dated as of December 31, 1993, as further amended by that certain Second Amendment to Amended and Restated Agreement of Limited Partnership of Crown American Properties, L.P. dated as of January 27, 1995 (together with that certain Addendum thereto dated May 3, 1995), as further amended by that certain Third Amendment to Amended and Restated Agreement of Limited Partnership of Crown American Properties, L.P. dated as of February 1, 1995 (together with that certain Addendum thereto dated as of April 29, 1998), as further amended by that certain Fourth Amendment to Amended and Restated Agreement of Limited Partnership of Crown American Properties, L.P. dated as of July 1, 1997, as further amended by that certain Fifth Amendment to Amended and Restated Agreement of Limited Partnership of Crown American Properties, L.P. dated as of December 31, 1997, as further amended by that certain Sixth Amendment to Amended and Restated Agreement of Limited Partnership of Crown American Properties, L.P. dated as of May 28, 1998 (together with that certain Addendum thereto dated as of June 16, 1998, as amended by that certain Amendment thereto dated as of September 10, 1998), as further amended by that certain Seventh Amendment to Amended and Restated Agreement of Limited Partnership of Crown American Properties, L.P. dated as of March 31, 2003 (the "Agreement"); and

WHEREAS, as of the date hereof, the Limited Partners are CIT and Crown American Investment Company, a Delaware corporation ("CAIC"); and

WHEREAS, simultaneous with the execution of this Amendment the General Partner, the Partnership, Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust ("PREIT") and PREIT Associates, L.P., a Delaware limited partnership, will enter into that certain Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, inter alia, the parties thereto will agree that the General Partner will merge with and into PREIT, subject to the satisfaction of the terms and conditions set forth in the Merger Agreement (the "Merger"); and

WHEREAS, in connection with the Merger Transactions, CIT, the Partnership and Crown Financing Partnership, L.P. have entered into that certain Fourth Amendment to the Amended and Restated Cash Flow Support Agreement dated as of the date hereof (the "Fourth Amendment to CFSA"), pursuant to which, inter alia, CIT shall be relieved of its contribution obligations under the Cash Flow Support Agreement (as defined in the Fourth Amendment to CFSA) upon the terms and conditions set forth therein, and CIT's Capital Account and Percentage Interest (each as defined in the Agreement) in the Partnership shall be reduced accordingly; and

WHEREAS, CIT and the Partnership each acknowledge that (i) CIT's capital account was originally based upon a valuation of contributed property, and (ii) pursuant to the Agreement, prior payments under the Cash Flow Support Agreement have been treated as additional capital contributions which have offset the specific allocation of the losses to CIT associated with the reductions of the value of the properties subject to the Cash Flow Support Agreement; and

WHEREAS, CIT and the Partnership agree that (i) the relief of CIT's contribution obligations under the Cash Flow Support Agreement will result in a net loss which shall, as a result of a specific allocation of such loss, reduce CIT's Capital Account (as defined in the Agreement), (ii) the Capital Accounts of the partners of the Partnership (other than CIT) shall remain unchanged in connection with the relief of CIT's contribution obligations under the Cash Flow Support Agreement, and (iii) the loss allocated to CIT in connection with the relief of CIT's contribution obligations under the Cash Flow Support Agreement shall be an amount agreed to by CIT and the Partnership, such amount to represent, in the best judgment of CIT and the Partnership, the amount necessary to account for such relief; and

WHEREAS, the Partners desire to amend the Agreement to reflect the manner in which the partners' interests in the Partnership shall be determined from and after the date hereof; and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Agreement.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Effective Date. The amendments to the Agreement as provided herein shall be effective as of the date hereof.

    Amendments to Article I.
    The Agreement is hereby amended by amending and restating the definition of "Partner Adjustment Factor" in Section 1.1 to read in its entirety as follows:

    "Partner Adjustment Factor" shall mean that certain factor used to adjust a Partner's Partnership Units in determining such Partner's Percentage Interest in the Partnership and the Purchase Price (as defined in Exhibit D) to which such Partner is entitled upon the exercise of any Redemption Right by such Partner, which Partner Adjustment Factors are set forth in Section 4.6 (with respect to the period from the ORM Adjustment Date until immediately before the date hereof) and Section 4.7 (with respect to the period from and after the date hereof).

    The Agreement is hereby amended to add to Section 1.1 in the appropriate alphabetical order those certain definitions as follows:

"Fourth Amendment to CFSA" shall mean that certain Fourth Amendment to the Amended and Restated Cash Flow Support Agreement dated as of the date hereof among CIT, and the Partnership and Crown Financing Partnership, L.P.

"Merger" shall mean that certain merger of the General Partner with and into Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust ("PREIT"), contemplated in the Merger Agreement.

"Merger Agreement" shall mean that certain Agreement and Plan of Merger between the General Partner, the Partnership, PREIT, and PREIT Associates, L.P., a Delaware limited partnership.

"Merger Transactions" shall mean the Merger and those certain transactions to be entered into in connection with the consummation of the Merger (including, without limitation, the transactions contemplated by the Crown Partnership Distribution Agreement and the Crown Partnership Contribution Agreement (each as defined in the Merger Agreement)), all as contemplated by the Merger Agreement.

3. Amendments to Article III. The Agreement is hereby amended to add the following sentence to the end of Section 3.2(c):

The transactions contemplated in the Merger Agreement and the Merger Transactions shall not constitute a sale or disposition of substantially all the assets of the Partnership and the Partnership shall continue.

4. Amendments to Article IV. The Agreement is hereby amended by adding a new Section 4.6(c) and a new Section 4.7 as follows:

4.6(c) Applicable Period. The provisions of this Section 4.6 shall be applicable from the ORM Adjustment Date until immediately before the date hereof.

4.7 Merger Adjustment

(a) Effective on the date hereof, the Percentage Interest of each Limited Partner shall be adjusted such that the Percentage Interest of such Limited Partner shall be equal to a fraction (A) the numerator of which is equal to the number of Partnership Units owned by such Limited Partner on the date hereof multiplied by the applicable Partner Adjustment Factor, as provided below, and (B) the denominator of which is the sum of all of the Partners' Partnership Units, adjusted as provided in the following sentence. In computing the total number of Partnership Units, each Partner's Partnership Units shall be multiplied by the applicable Partner Adjustment Factor on the date hereof. The General Partner shall promptly give each Limited Partner written notice of its Percentage Interest, as adjusted.

Effective on the date hereof, the Percentage Interest of the General Partner shall be adjusted such that it shall be equal to 100% minus the sum of the Percentage Interests of all Limited Partners immediately after being adjusted pursuant to this Section 4.7.

(b) Partner Adjustment Factor. From and after the date hereof, the Partner Adjustment Factor for each Partner will be as follows:

General Partner 1.0000000

Limited Partner - CIT .6205602

Limited Partner - CAIC .3507861

Each Partner Adjustment Factor set forth above and the resulting Percentage Interest, as determined from time to time, shall apply and attach to the Partnership Units held by such Partner as of the date hereof, such that the applicable Partner Adjustment Factor and resulting Percentage Interest shall continue to apply to any direct or indirect transferees (including one of the other Partners) of the Partnership Units held by the respective Partners named above on the date hereof (whether any such transfer is voluntary or involuntary).

5. Amendments to Article VI. The Agreement is hereby amended to delete the final paragraph at the end of Section 6.2 and add the following:

Notwithstanding the above, (i) the General Partner shall determine as of the date hereof the amounts of Net Operating Cash Flow distributable to each Limited Partner for any interim period from the most recent period for which a Net Operating Cash Flow distribution has been made and ending on the date immediately preceding the date hereof, and (ii) in respect thereof, the General Partner may make a non-pro-rata distribution of such amounts to each Limited Partner in the event that its Percentage Interest is adjusted as provided in Section 4.3(d) hereof.

6. Ratification of Agreement. As amended hereby, the provisions of the Agreement are hereby ratified and confirmed in all respects.

7. Miscellaneous. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, and shall be binding upon and shall inure to the benefit of all Partners, and their legal representatives, heirs, successors and permitted assigns. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused this Amendment to be executed as of the day and year first above written.

GENERAL PARTNER:

CROWN AMERICAN REALTY TRUST,
a Maryland real estate investment trust

By: /s/ Mark E. Pasquerilla
Name: Mark E. Pasquerilla
Title: Chief Executive Officer

INITIAL LIMITED PARTNER:

CROWN INVESTMENTS TRUST,

By: /s/ Mark E. Pasquerilla
Name: Mark E. Pasquerilla
Title: President

ADDITIONAL LIMITED PARTNER:

CROWN AMERICAN INVESTMENT COMPANY,
a Delaware corporation

By: /s/ Mark E. Pasquerilla
Name: Mark E. Pasquerilla
Title: Chief Executive Officer

[Signature page to Eighth Amendment to Amended and Restated Agreement of Limited Partnership of Crown American Properties, L.P. - Merger Transactions]